UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               Form 8-K

          Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934

                    Date of Report: June 27, 2001
                                    -------------

              MILLENNIUM CAPITAL VENTURE HOLDINGS, INC.
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        (Exact name of registrant as specified in its charter)

    Delaware                    0-31457                   23-3048444
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 (State or other              (Commission                (IRS Employer
 jurisdiction of              File Number)            Identification No.)
 incorporation)

        9348 Basile Routhier, Montreal, Quebec, CANADA H2M 1T8
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     (Address of principal executive offices, including zip code)

       1422 Chestnut Street, Suite #410, Philadelphia, PA 19102
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           (Former address of principal executive offices)

                             514-258-6441
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                     (Issuer's telephone number)

                             215-569-9175
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     (Registrant's former telephone number, including area code)


Item 1.  Changes in Control of Registrant.

On June 27, 2001, Bruno Desmarais entered into a Stock Purchase Agreement ("Agreement") with the Registrant and Dotcom Internet Ventures Ltd. ("Dotcom") to acquire from Dotcom five million (5,000,000) shares of common stock ("Shares") of the Registrant, which shares represent 100% of the issued and outstanding common stock of the Registrant. A copy of the Agreement is attached hereto as Exhibit 10.1. Mr. Desmarais will hold 5,000,000 shares of common stock.

The consideration paid for the Shares was Twenty-Five Thousand
(US$25,000.00) Dollars, which was provided by Mr. Desmarais from his personal funds.

The Registrant is not aware, at this time, of any arrangements the operation of which may at a subsequent date result in a change of control of the Registrant.

Item 5.  Other Events.

As a result of the changed in control of the Registrant, as described in Item 1 herein, Registrant proposes to have Mr.
Desmarais develop a specific business plan described as follows:

The Registrant's business will be the development and marketing of communications software for use in web site development and management. Proprietary software has been developed to assist management of Internet sales accounts, in particular after sales service. The software will be acquired through a joint venture arrangement and possibly some equity financing. The Registrant will be the vehicle for distributing the software globally and developing specific customer applications. The company may establish a subsidiary to carry out primary research and development to further expand the capability of the current software and develop new product lines.

The Registrant's initial business purpose was to investigate business opportunities presented to it by persons or firms who or which desire the advantages of reporting status under the Securities Exchange Act of 1934. The Registrant did not restrict its search to any specific business, industry, or geographical location. After conducting due diligence on a number of potential business opportunities and corporate targets, Mr. Desmarais, sole officer and director of the Registrant, has made the decision to pursue the above business opportunity using current management's resources and access to capital. The Registrant may also, in the future, acquire assets and or establish wholly owned subsidiaries, which compliment the Registrant's evolving business plan.

Item 6.  Resignation of Registrant's Directors and Executive Officers.

On June 27, 2001, William Tay resigned as a director and officer of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The letter of resignation of Mr. Tay from all posts is attached hereto as Exhibit 17.0. Following Mr. Tay's resignation, Bruno Desmarais was appointed the sole officer and director of the Registrant.

Background information on Mr. Desmarais is set forth below:

Bruno Desmarais - President, Treasurer, Secretary and Director

Mr. Bruno Desmarais was a trader on the Montreal securities exchange for 12 years. For the past five years he has occupied the positions of investment advisor, branch manager, and regional sales manager for Guardian Group of Funds. Mr. Desmarais studied at the Ecole des hautes etudes commerciales (management school) in Montreal. He lectures on Canadian securities and on derivatives at the Montreal institute of derivatives.

Item 7.  Exhibits.

         Exhibit Number                   Description
         --------------      ---------------------------------------
             10.1            Stock Purchase Agreement dated June 27,
                             2001 between Bruno Desmarais, DotCom
                             Internet Ventures Ltd. and Millennium
                             Capital Venture Holdings, Inc.

             17.0            Letter on Director Resignation.


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 MILLENNIUM CAPITAL VENTURE
                                 HOLDINGS, INC.


Date:  June 27, 2001             By: /s/ BRUNO DESMARAIS
                                 ------------------------
                                 Bruno Desmarais
                                 President